UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2016

INVESTORS REAL ESTATE TRUST

(Exact name of Registrant as specified in its charter)

North Dakota	001-35624	45-0311232
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 31st Avenue SW, Suite 60
Post Office Box 1988
Minot, ND 58702-1988

(Address of principal executive offices) (Zip code)

(701) 837-4738

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                        Regulation FD Disclosure.

On June 6, 2016, the Company issued a press release announcing an update to its strategic plan to move towards becoming a pure play Multifamily real estate investment trust. The Company can provide no assurances regarding the timing or pricing of any sale or sales of its non-core properties, or that such sales will occur at all. In particular, the Company may not receive offers for such properties at prices or on terms that it deems acceptable, and any such acceptable offers could involve either the entirety of such non-core portfolios, or only a portion thereof. Additionally, the completion of a definitive transaction or transactions would require the successful negotiation and execution of one or more purchase and sale agreements and the approval of the Company’s Board of Trustees. A copy of the Press Release is attached hereto as Exhibit 99.1.

In addition, the Company posted on its website a new Investor Presentation, attached hereto as Exhibit 99.2.

The information set forth in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except as expressly provided by specific reference in such a filing.

ITEM 9.01                                  Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit
Number	Description

99.1	Press Release dated June 6, 2016
99.2	Investor Presentation — NAREIT Conference June 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

Date: June 6, 2016	By:	/s/ Timothy P. Mihalick
Timothy P. Mihalick
President & Chief Executive Officer